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                                                                       EXHIBIT 5


                        [GOLDEN TELECOM, INC. LETTERHEAD]


Golden Telecom, Inc.
4400 MacArthur Blvd., N.W.
Suite 200
Washington, D.C. 20007

Ladies and Gentlemen,

         I am General Counsel to Golden Telecom, Inc., a Delaware corporation ("GTI"), and have advised GTI in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, the Registration Statement on Form S-3 (the "Registration Statement") of GTI with respect to 3,839,823 shares of common stock, par value $0.01 per share, of GTI ("Common Stock"). Of such 3,839,823 shares of Common Stock, (i) 1,501,782 shares are being registered on behalf of the European Bank for Reconstruction and Development, (ii) 1,083,203 shares are being registered on behalf of Capital International Global Emerging Markets Private Equity Fund, L.P, (iii) 901,606 shares are being registered on behalf of Cavendish Nominees Limited, and (iv) 353,232 shares are being registered on behalf of First NIS Regional Fund SICAV (the shares described in the foregoing clauses (i), (ii), (iii) and (iv), being collectively referred to as the "Shares"). The Common Stock is described in the prospectus (the "Prospectus") included in the Registration Statement. This opinion is an exhibit to the Registration Statement.

         In that capacity, I have reviewed the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of other documents, corporate records, certificates and other instruments as I have deemed necessary or appropriate for purposes of this opinion. In such examination, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as copies.

         Based upon the foregoing, I am of the opinion that the Shares are duly authorized, validly issued, fully paid and non-assessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "LEGAL MATTERS" contained in the Prospectus.


                                    Very truly yours,


                                    /s/  JEFFREY A. RIDDELL

                                    Jeffrey A. Riddell
                                    Senior Vice President, General Counsel and
                                    Corporate Secretary